CONSENT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors
Mednet, MPC Corporation
Las Vegas, Nevada


We hereby consent to the use in this post effective amendment No. 1 of a Registration Statement on Form S-1 (Commission File No. 33-3005770) of our report dated March 8, 1996, relating to the consolidated financial statements of Mednet, MPC Corporation and subsidiaries and our report dated July 29, 1994, relating to the financial statements of Family Pharmaceuticals of America, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                        /s/ McGladrey & Pullen, LLP


Las Vegas, Nevada
May 22, 1996